CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 8, 2002, accompanying the consolidated financial statements of Valesc Inc. and Subsidiary contained in the Registation Statement and Prospectus for the years ended December 31, 2001 and 2000. We hereby consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."





/s/ GRANT THORNTON LLP
----------------------



New York, New York
August 5, 2002





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